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EXHIBIT 12. STATEMENT OF COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
(Dollars in millions)

                                                                      YEAR ENDED DECEMBER 31,
                                                   -----------------------------------------------------------
                                                     2003         2002         2001         2000         1999
                                                   -------      -------      -------      -------      -------
Fixed charges:
     Interest expense                              $  17.2      $  23.9      $  46.6      $  62.8      $  60.8
     Capitalized interest                               --           --          0.4           --          0.1
     Interest portion of rental expense            $  14.8      $  12.1      $  12.7      $  11.6      $  10.7
                                                   -------      -------      -------      -------      -------
          Total fixed charges                      $  32.0      $  36.0      $  59.7      $  74.4      $  71.6
                                                   =======      =======      =======      =======      =======

Earnings:
     Income from continuing operations,
       before income taxes                         $ 485.0      $ 918.7      $ 727.7      $ 616.6      $ 570.3
     Fixed charges (above)                            32.0         36.0         59.7         74.4         71.6
     Less: Capitalized interest                         --           --          0.4           --          0.1
                                                   -------      -------      -------      -------      -------
          Total earnings                           $ 517.0      $ 954.7      $ 787.0      $ 691.0      $ 641.8
                                                   =======      =======      =======      =======      =======
Ratio of Earnings to Fixed Charges                    16.2         26.5         13.2          9.3          9.0
                                                   =======      =======      =======      =======      =======


(1) Fixed charges represent interest (including capitalized interest) and the interest factor of all rentals, consisting of an appropriate interest factor on operating leases.